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                                                                    EXHIBIT 99.1



PRESS RELEASE

Contacts:      Geoff Darby                   Bonnie McBride
               Chief Financial Officer       Managing Director
               Redback Network               The Carson Group
               (408) 548-3500                (415) 989-0399
               gdarby@redback.com            bmcbride@carsongroup.com



               REDBACK NETWORKS INC. ANNOUNCES TWO-FOR-ONE STOCK
                        SPLIT AND PARTIAL LOCK-UP RELEASE

SUNNYVALE, Calif., July 22, 1999 - Redback Networks Inc., (NASDAQ: RBAK) today announced that its Board of Directors has approved a two-for-one split of the Company's outstanding shares of common stock. The stock split will be effected in the form of a stock dividend and will entitle each stockholder of record at the close of business on August 5, 1999 to receive one share for every outstanding share of common stock held on the record date. The stock dividends resulting from the split are expected to be distributed by the transfer agent on August 19, 1999. Redback Networks Common Stock will begin trading on a split-adjusted basis on August 20, 1999.

The Company also announced that Morgan Stanley Dean Witter, the lead underwriter for Redback's initial public offering, which was effective on May 18, 1999, has agreed to an early release of the underwriters' lock-up restrictions on up to three million shares of Redback Common Stock. Shares will be available for sale no earlier than Tuesday, July 27th, 1999.


ABOUT REDBACK NETWORKS, INC.

Founded in 1996 and headquartered in Sunnyvale, Calif., Redback Networks, Inc., is a leading provider of advanced networking solutions that enable carriers,



                                     -more-
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cable multiple system operators (MSOs), and service providers to rapidly deploy high-speed broadband access to the Internet and corporate networks. The company's Subscriber Management System(TM) (SMS) connects and manages large numbers of subscribers using any of the major high-speed access technologies such as Digital Subscriber Line (DSL), cable, and wireless. The SMS 1000, the first product in the SMS family, received Best of Show honors for WAN and remote access equipment at Network + InterOp, Las Vegas, in May 1998.

# # #

Redback and the Subscriber Management System are trademarks of Redback Networks, Inc. Other trademarks, service marks, and trade names belong to their respective owners.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions, or strategies regarding the future. Forward-looking statements include statements regarding future sales. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks' business are set forth in Redback Networks' Form S-1, as amended and filed with the Securities and Exchange Commission on May 17, 1999, and the other reports filed from time to time with the Securities and Exchange Commission.